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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
Form S-8 pertaining to the 2004 Value Creation Incentive Plan of Nashua Corporation of our report dated February 7, 2004, with respect to the consolidated financial statements and schedule of Nashua Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young  LLP

                                          Ernst & Young LLP


Manchester, New Hampshire
May 11, 2004